Exhibit 6      Consent of Actuary


        April 16, 1998

TO:     UNITED OF OMAHA LIFE INSURANCE COMPANY

FROM:   Robert Hupf, FSA, MAAA
        Vice President and Actuary


RE:     ACTUARIAL OPINION
        Post-Effective Amendment #1 to the Registration Statement
        File No. 333-35587
        Filed April 16, 1998
        Flexible Premium Variable Universal Life Policy


This opinion is furnished in connection with the registration by United of Omaha Life Insurance Company of a Flexible Premium Variable Universal Life Insurance policy ("Policy") under the Securities Act of 1933 (File No. 333-35587). The prospectus included in the Registration Statement on Form S-6 describes the Policy. I have reviewed the Policy form and I have participated in the preparation and review of the Registration Statement Exhibits thereto.

In my opinion, the illustration of death benefit, surrender value, and premium shown in the Illustration section of the Policy prospectus included in the Registration Statement, based on the assumptions stated in the illustrations, are consistent with the provisions of the Policy. Such assumptions, including the current cost of insurance rates and other charges, are reasonable. The ages selected in the illustrations are representative of the manner in which the Policy operates. The Policy has not been designed so as to make the relationship between premiums and benefits, as shown in the illustrations, appear to be more favorable to prospective purchasers of Policies at the ages and in the rate classes illustrated than to prospective purchasers of Policies, for males or females, at other ages.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading Experts in the prospectus as to actuarial matters.


                           /s/ Robert Hupf, FSA, MAAA
                             ROBERT HUPF, FSA, MAAA
                           Vice President and Actuary
                           United of Omaha Life Insurance Company